EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP TO PARTICIPATE IN
DEUTSCHE BANK 2016 MLP, MIDSTREAM AND NATURAL GAS CONFERENCE

EL PASO, Texas - May 9, 2016 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in the Deutsche Bank 2016 MLP, Midstream and Natural Gas Conference, in New York City, on Tuesday, May 10, 2016. The presentation will be available beginning Tuesday, May 10, 2016, on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 685 miles of pipelines, approximately 8.2 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics is available at www.wnrl.com.